Exhibit 23.0
LEGACY BANCORP, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Legacy Bancorp, Inc.’s Registration Statement No. 333-139540 on Form S-8 of our report dated March 16, 2011 relating to our audits of the consolidated financial statements and internal control over financial reporting of Legacy Bancorp, Inc. and subsidiaries which appear in this Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 16, 2011